Exhibit 23

Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the: (i) Registration Statement (Form S-8 No. 33-87658) pertaining to the ValuJet Airlines, Inc. 1993 Incentive Stock Option Plan and the ValuJet Airlines, Inc. 1994 Stock Option Plan, (ii) Registration Statement (Form S-8 No. 33-91624) pertaining to the ValuJet Airlines, Inc. 1995 Employee Stock Purchase Plan, (iii) Registration Statement (Form S-8 No. 33-98568) pertaining to the Airways Corporation 1995 Stock Option Plan and 1995 Director Stock Option Plan, (iv) Registration Statement (Form S-3 No. 333-62863) of AirTran Holdings, Inc., (v) Registration Statement (Form S-3 No. 33-83048) of ValuJet Airlines, Inc., (vi) Registration Statement (Form S-8 No. 333-82727) pertaining to the AirTran 1996 Stock Option Plan, (vii) Registration Statement (Form S-3 No. 333-41480) of AirTran Holdings, Inc., (viii) Registration Statement (Form S-8 No. 333-103209) pertaining to the AirTran Holdings, Inc. 2002 Long-Term Incentive Plan, (ix) Registration Statement (Form S-4 No. 333-67300) of AirTran Airways, Inc., and (x) Registration Statement (Form S-3 No. 333-107415) of AirTran Holdings, Inc. of our report dated January 22, 2004, with respect to the consolidated financial statements and schedule of AirTran Holdings, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

Atlanta, Georgia
March 11, 2004